UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

3M Company
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

George W. Buckley Chairman of the Board, President and Chief Executive Officer	3M General Offices	3M Center St. Paul, MN 55144-1000 651 733 1110

April 21, 2008

Dear Stockholder:

I am writing to solicit your support for the Company’s proposed new Long-Term Incentive Plan to be voted on at the Annual Meeting scheduled to take place on May 13, 2008, and to provide some additional information regarding our existing equity compensation plans.  Following is a table with information (as of December 31, 2007) about all of 3M’s existing compensation plans under which shares of 3M common stock are authorized for issuance.  This table also appears in the Company’s most recent Form 10-K filed with the U.S. Securities and Exchange Commission on February 15, 2008.

Equity Compensation Plans Information (1)

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights	B Weighted- average exercise price of outstanding options, warrants and rights	C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by security holders
MSOP — Options	74,613,051	$70.50	—
MSOP — RSU’s	2,001,581	—	—
MSOP — Total	76,614,632	$70.50	4,408,083
GESPP	—	—	8,940,650
Non-employee directors	—	—	504,893
Subtotal	76,614,632	$70.50	13,853,626
Equity compensation plans not approved by security holders	—	—	—
Total	76,614,632	$70.50	13,853,626

(1) The weighted-average exercise price in column B is only applicable to options issued under the MSOP. The number of securities remaining available for future issuance in column C is approved for the MSOP program in total and not individually with respect to MSOP — Options and MSOP — RSU’s.

As our 2008 proxy statement explains, the new Long-Term Incentive Plan replaces the Performance Unit Plan and both the Management Stock Ownership Program (MSOP) and the Directors Stock Ownership Program. The purpose of this plan is to help 3M attract, retain and motivate outstanding employees to increase shareholder value by contributing to the long-term success of our Company and to more closely align the financial interests of these employees with those of other shareholders by linking a significant portion of their compensation to the performance of the Company.  Your vote in favor of this proposal #3 is important to the continued success of our Company.

We have also learned that the amounts reported in the “Present Value of Accumulated Benefits” column of the Pension Benefits Table in this year’s proxy are the same as the amounts reported in last year’s proxy. The following table includes the current information.

2007 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
George W. Buckley	Employee Retirement Income Plan	2	70,342	0
	Nonqualified Pension Plan	2	1,370,990	0
	Supplemental Retirement Plan	2	12,148,337	0

Patrick D. Campbell	Employee Retirement Income Plan	5	144,001	0
	Nonqualified Pension Plan	5	694,366	0
	Supplemental Retirement Plan	5	1,353,187	0

Inge G. Thulin	Employee Retirement Income Plan	28	647,353	0
	Nonqualified Pension Plan	28	1,666,057	0

Moe S. Nozari	Employee Retirement Income Plan	36	1,173,188	0
	Nonqualified Pension Plan	36	4,512,409	0

Frederick J. Palensky	Employee Retirement Income Plan	31	906,260	0
	Nonqualified Pension Plan	31	2,211,686	0

Your vote is important.  If you have not already voted, please follow the enclosed instructions on how to vote your shares. If you have already voted and would like to change your vote, you can revoke your proxy by voting again by following the enclosed instructions. The Notice of Annal Meeting, Proxy Statement and the 2007 Annual Report are available at www.proxyvote.com. Enter the 12- digit control number located on the enclosed Notice or proxy card and click on the meeting materials located under “View 2008 Shareholder material.”

Thank you for your ongoing support of 3M.

Sincerely,

George W. Buckley

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by 3M Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the enclosed instructions to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.